Exhibit 99.1

Safety Shot Sells Out on First Day Online at www.DrinkSafetyShot.com

●	Company had successful West Coast Launch December 7, 2023
●	Company ramping up manufacturing and supply chain to meet higher than expected demand, 2 million cans to be ready by mid-January.
●	Preorders now available at www.DrinkSafetyShot.com

JUPITER, FL – December 11, 2023 – Safety Shot, Inc. (Nasdaq: SHOT) today announced that Safety Shot, the first patented beverage that helps people feel better faster by reducing blood alcohol content and boosting clarity, sold out on its first day of availability on the Company’s direct-to-consumer website www.DrinkSafetyShot.com on December 7. The Company had previously announced that on November 30th, Safety Shot also sold out within hours of being available on Amazon.

By mid-January 2024, the Company expects to have 2 million cans in stock and ready to ship. Safety Shot has been introducing the drink at events including a Luke Bryan concert where cans were given away and consumer response was overwhelmingly positive. Safety Shot plans to expand into multi-channel distribution online, through physical retails stores, and through venues such as sporting events, concert venues, bars, and restaurants. By the middle of next month, we expect to have Safety Shot inventory valued at about $10 million in retail sales ready to fulfill direct-to-consumer orders

“We couldn’t be more pleased with the consumer response and demand for Safety Shot. Our marketing efforts have only just begun, and much of this demand, we believe, is driven by word of mouth,” stated Safety Shot’s CEO, Brian John. “Like we have always said, trying Safety Shot is believing in Safety Shot and these initial numbers are certainly proof of that.”

Safety Shot is no ordinary drink; it’s the revolution in recovery that will redefine nightlife experience and transform mornings. Its patented formula accelerates the detoxification process leaving people feeling better faster. Compared to traditional remedies that require waiting for hours, Safety Shot works within minutes.

About Safety Shot

Safety Shot, a wellness and functional beverage company, is set to launch Safety Shot, the first patented beverage on Earth that helps people feel better faster by reducing blood alcohol content and boosting clarity. Safety Shot has been available for retail purchase in the first week of December 2023 at www.DrinkSafetyShot.com and www.Amazon.com. The Company plans to launch business-to-business sales of Safety Shot to distributors, retailers, restaurants, and bars in the first quarter of 2024. Safety Shot plans to spin off legacy assets from its Jupiter Wellness business to unlock value for shareholders.

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Forward Looking Statements

This communication contains forward-looking statements regarding Safety Shot, including the anticipated timing of studies and the results and benefits thereof. You can generally identify forward-looking statements by the use of forward-looking terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “explore,” “evaluate,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” or “will,” or the negative thereof or other variations thereon or comparable terminology. These forward-looking statements are based on each of the Company’s current plans, objectives, estimates, expectations, and intentions and inherently involve significant risks and uncertainties, many of which are beyond Safety Shot’s control. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties and other risks and uncertainties affecting Safety Shot and, including those described from time to time under the caption “Risk Factors” and elsewhere in Safety Shot’s Securities and Exchange Commission (SEC) filings and reports, including Safety Shot’s Annual Report on Form 10-K for the year ended December 31, 2023 and future filings and reports by Safety Shot. Moreover, other risks and uncertainties of which the combined company is not currently aware may also affect each of the companies’ forward-looking statements and may cause actual results and the timing of events to differ materially from those anticipated. Investors are cautioned that forward-looking statements are not guarantees of future performance. The forward-looking statements made in this communication are made only as of the date hereof or as of the dates indicated in the forward-looking statements and reflect the views stated therein with respect to future events at such dates, even if they are subsequently made available by Safety Shot on its website or otherwise. Safety Shot undertakes no obligation to update or supplement any forward-looking statements to reflect actual results, new information, future events, changes in its expectations or other circumstances that exist after the date as of which the forward-looking statements were made.

Media Contact:
Phone: 904-477-2306
Email: Emily@pantelidesPR.com

Investor Contact:

Phone: 561-244-7100
Email: investors@safetyshotholdings.com

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